Exhibit 99.1

Nixxy, Inc. Announces Acquisition of Leadnova.ai Platform Assets from NexGenAI and Reports $5.2 Million in May Revenue

New York, NY – June 4, 2025 – Nixxy, Inc. (NASDAQ: NIXX) (“Nixxy” or the “Company”), an AI-powered data and communications infrastructure company, today announced the successful acquisition of the Leadnova.ai platform assets from the NexGenAI suite of companies. Nixxy also reported that it generated approximately $5.2 million in unaudited gross revenue for the month of May 2025 up from approximately $1.4 million in April 2025.

Leadnova.ai Platform Asset Acquisition

Leadnova.ai is a SaaS-based solution designed to support business development through data delivery, sales enablement, outreach automation, and engagement analytics. As part of the asset acquisition, Nixxy will take ownership of the Leadnova.ai domain, front-end and back-end software, automation engines, structured data repositories, and API infrastructure.

The integration of Leadnova.ai into Nixxy’s AuralinkAI platform is expected to accelerate Nixxy’s AI-enhanced telecom strategy and enable more intelligent, performance-driven enterprise communication services.

“Our strategy is focused on combining infrastructure with automation and AI,” said Mike Schmidt, CEO of Nixxy. “Leadnova.ai adds powerful capabilities that align perfectly with our vision to deliver smarter, higher-margin communications services at scale.”

May Revenue Performance and Telecom Growth Trajectory

Nixxy generated gross revenues (unaudited) of approximately $5.2 million in May 2025, representing continued traction in its growth and expansion strategy.  With additional customer agreements and infrastructure now coming online, Nixxy continues to target a $10 million monthly revenue run rate by August 2025, contingent on continued execution and successful onboarding of new partners.

“We’re pleased with the early momentum and the diversity of revenue sources starting to emerge,” added Schmidt. “We expect ongoing growth across voice, messaging, and enterprise automation as we scale our network and integrate our AI capabilities.”

Further updates will be provided as Nixxy progresses through key execution milestones.

Nixxy Announces Registered Direct Offering

Nixxy today announced the pricing of a registered direct offering for the sale and issuance of up to 846,667 shares of the Company’s common stock to a small group of accredited investors at a price per share of $1.50.

The shares of common stock in the registered direct offering (but excluding the securities issued in the planned private placement) were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267470) initially filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022, and declared effective by the SEC on September 30, 2022. The offering of the common stock in the registered direct offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering was filed with the SEC on May 29, 2025 and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting the Company at 1178 Broadway, 3rd Floor, New York, NY 10001, or by telephone at (877) 708-8878.

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About Nixxy, Inc.

Nixxy, Inc. (NASDAQ: NIXX) is a next-generation communications and infrastructure company transforming the telecom landscape through AI-powered platforms, intelligent routing, and enterprise-grade messaging solutions. Anchored by its AuralinkAI platform, Nixxy integrates advanced automation, data analytics, and scalable infrastructure to deliver high-performance voice and messaging services globally. With a focus on operational efficiency, strategic acquisitions, and platform scalability, Nixxy is building a robust telecom network optimized for volume, intelligence, and margin. Nixxy’s hybrid approach, combining infrastructure ownership with AI-enhanced service delivery, differentiates it in modern telecom innovation, serving both wholesale and enterprise clients.

Filings and press releases can be found at http://www.nixxy.com/investor-relations.

Contact Information

Investor Contact: Nixxy, Inc.

Investor Relations Email: IR@nixxy.com

Phone: (877) 708-8868

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as 'anticipates,' 'believes,' 'expects,' 'intends,' 'plans,' and 'will,' or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Preliminary Financial Information and Revenue Estimates

Any references in this press release to billing activity, platform usage, or forecasted revenues are unaudited, provisional, and derived solely from internal system data, telemetry, and operational logs. These figures do not constitute earned, invoiced, or collectible revenue and may not result in future cash flow. They are operational estimates provided solely for contextual and informational purposes.

The Company makes no representation that such activity will result in recognized revenue under GAAP or any applicable accounting standards. These internal models are based on usage metrics and port-level system outputs and, though supported by finalized contracts, invoicing, or payment, may not be recognized. As such, no assurance can be given that any portion of this activity will be billable, collected, or otherwise monetized. Investors should rely exclusively on the Company's audited financial statements and public filings with the SEC when evaluating its financial performance or making investment decisions.

No Offer or Solicitation Disclaimer

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company's business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company's operations; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including those risk factors contained in the Company's Form 10-K for the year ended December 31, 2024.

SOURCE: Nixxy, Inc.

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